Exhibit 4.4

Execution Version

REDWOOD TRUST, INC.

as Issuer

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

Fifth Supplemental Indenture

Dated as of June 18, 2024

to

Indenture dated as of March 6, 2013

9.00% Senior Notes due 2029

TABLE OF CONTENTS

- i -

Signatures

Exhibit A

- ii -

FIFTH SUPPLEMENTAL INDENTURE, dated as of June 18, 2024 (“Fifth Supplemental Indenture”), to the Indenture, dated as of March 6, 2013 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by this Fifth Supplemental Indenture, the “Indenture”), by and among REDWOOD TRUST, INC., a Maryland corporation (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “9.00% Senior Notes due 2029” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture.

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

Article I.
Certain Definitions and Provisions of General Application

Section 1.01      Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture.

As used herein, the following terms have the specified meanings:

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders that may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing.

“Additional Interest” has the meaning specified in Section 6.01.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under this Fifth Supplemental Indenture.

“Agent Member” has the meaning specified in Section 2.08.

“Applicable Procedures” with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Business Combination Event” has the meaning specified in Section 7.01(a).

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, a day other than a Saturday, Sunday or any other day which is a federal holiday or any day on which banking institutions in New York City or the location of the Corporate Trust Office of the Trustee are authorized or required by law, regulation or executive order to remain closed.

“Change of Control” means the occurrence of any of the following:

(1)            a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and its and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or the Company otherwise becomes aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; or

(2)            the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Company’s Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Change of Control Repurchase Event pursuant to this clause (2).

“Change of Control Offer” has the meaning specified in Section 4.01(a).

“Change of Control Repurchase Event” mean the occurrence of a Change of Control.

“Close of Business” means 5:00 p.m. New York City time.

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Fifth Supplemental Indenture.

“Company”, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, has the meaning specified in the first paragraph of this Fifth Supplemental Indenture, and subject to the provisions of Article VII, shall include its successors and assigns.

The term “corporation” means a corporation, association, company, joint-stock company or business trust.

“Depositary,” notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, has the meaning specified in Section 2.03(b).

“DTC” means The Depository Trust Company, a New York corporation, or any successor Depositary.

“Event of Default” “has the meaning specified in Section 6.01.

“Global Note” means a Note that is a Global Security.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit A.

“Initial Notes” means the Notes issued pursuant to the Underwriting Agreement.

“Interest Payment Date” means each March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2024 (or such other date as may be set forth in the certificate representing the applicable Note).

“Note” and “Notes” have the meaning specified in the Recitals and include the Initial Notes and any Additional Notes. The Initial Notes and Additional Notes shall be treated as a single class for all purposes under this Indenture. The term “Note” in this Indenture shall refer to each $1,000 principal amount of Notes.

“Redemption Date” has the meaning specified in Section 5.01.

“Redemption Price” has the meaning specified in Section 5.01.

“Regular Record Date” has the meaning specified in Section 3.01(b).

“Reporting Event of Default” has the meaning specified in Section 6.01.

“Repurchase Notice” has the meaning specified in Section 4.01(a).

“Repurchase Price” has the meaning specified in Section 4.01(a).

“Repurchase Price Payment Date” has the meaning specified in Section 4.01(b).

“Repurchase Right Notice” has the meaning specified in Section 4.01(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Note, or any successor thereto.

“Significant Subsidiary” means a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided, that, in the case of a Subsidiary that meets the criteria of clause (1)(iii) of the definition thereof but not clause (1)(i) or (1)(ii) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $25,000,000.

“Specified Courts” has the meaning specified in Section 10.03.

“Stated Maturity” means, with respect to the Notes, September 1, 2029.

“Successor Entity” has the meaning specified in Section 7.01(a).

“Underwriters” means the underwriters listed in Schedule 1 to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated June 13, 2024, among the Company and, as representatives of the several Underwriters, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co.

Section 1.02      Conflicts With Base Indenture. If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Fifth Supplemental Indenture shall control.

Section 1.03      Section References. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Fifth Supplemental Indenture unless otherwise specified.

Section 1.04      References to Interest. As used in this Fifth Supplemental Indenture and the Notes, references to interest on the Notes will be deemed to include Additional Interest, if any, unless otherwise stated or the context requires otherwise.

Article II.
The Notes

Section 2.01      Designation and Terms of Notes. There is hereby created and designated a series of Securities under the Base Indenture: the title of the Notes shall be “9.00% Senior Notes due 2029.” The changes, modifications and supplements to the Base Indenture effected by this Fifth Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

The aggregate principal amount of the Notes that initially may be authenticated and delivered under this Fifth Supplemental Indenture shall be limited to $85,000,000 (3,400,000 units, each unit representing $25) (or up to $97,750,000 (3,910,000 units, each unit representing $25) if the Underwriters exercise their over-allotment option granted pursuant to the Underwriting Agreement in full), subject to increase as set forth in Section 2.07.

The Notes shall mature on the Stated Maturity.

Principal and interest on Global Notes shall be payable in the manner set forth in Section 3.01.

Section 2.02      Denominations. The Notes shall be issuable only in fully registered form without interest coupons, in minimum denominations of $25 and any integral multiples of $25 in excess thereof or in units, each unit representing $25.

Section 2.03      Form and Dating. (a) The Notes and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

(b)            Global Notes.

(i)            All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, DTC (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. A Global Note may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interest in a Global Note may be held directly through the Depositary if such Holder is a participant in the Depositary, or indirectly through organizations that are participants in the Depositary. Transfers between participants shall be effected in the ordinary way in accordance with Applicable Procedures and shall be settled in clearing house funds. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(ii)            Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or repurchases of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with Applicable Procedures and shall be made on the records of the Trustee and the Depositary.

(c)            Certificated Notes. Notwithstanding anything to the contrary in Section 2.14(b) of the Base Indenture, beneficial interests in a Global Note may be exchanged for certificated Notes:

(i)            If the Depositary for such Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days after the Company receives such notice or the Company becomes aware that the Depositary has ceased to be so registered, as the case may be;

(ii)            If an Event of Default has occurred and is continuing, any holder of beneficial interest in a Global Note may exchange such beneficial interest for certificated Notes by delivering a written request to the Depositary, who will in turn notify the Registrar; or

(iii)             If the Company notifies the Depositary and Trustee that the Notes will no longer be represented by a Global Note, the Company may exchange all beneficial interests in such Global Note (or portion thereof) for certificated Notes by delivering to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable.

Section 2.04      Legend. This Section 2.04 shall, with respect to the Notes, replace Section 2.14(c) of the Base Indenture in its entirety.

Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

Section 2.05      Execution and Authentication.

This Section 2.05 shall, with respect to the Notes, replace Section 2.03 of the Base Indenture in its entirety.

(a)            Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, facsimile or electronic signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(b)            Authentication by the Trustee and Delivery.

(i)            No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii)            The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.05(a); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii)            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under the Indenture, and a Note authenticated as provided in the Indenture by such an agent will be deemed, for purposes of the Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authenticating agent was validly appointed to undertake.

Section 2.06      Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitute and shall constitute a general unsecured senior obligation of the Company, ranking equally with existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any existing and future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

Section 2.07      Further Issues; Repurchases. The Company may, without the consent of the Holders, issue Additional Notes in an unlimited aggregate principal amount under the Indenture with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such Additional Notes and the first Interest Payment Date); provided, that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will be identified by a separate CUSIP number or by no CUSIP number. In addition, the Company may at any time and from time to time repurchase Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws without giving prior notice to or obtaining any consent of the Holders. The Company shall cause any Notes repurchased by the Company pursuant to the foregoing sentence or otherwise (other than Notes repurchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the Trustee for cancellation and such Notes will no longer be outstanding under the Indenture upon their repurchase.

Section 2.08      Agent Members. This Section 2.08 shall, with respect to the Notes, replace Section 2.14(f) of the Base Indenture in its entirety. The registered Holder of a Note will be treated as the owner of such Note for all purposes and only registered Holders shall have rights under this Indenture and the Notes. Members of, or participants in, the Depositary (“Agent Members”) and persons who hold beneficial interests in a Global Note through an Agent Member shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary. The Depositary may be treated by the Company, the Trustee, the Paying Agent, the Registrar and any agent of the foregoing as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent, the Registrar or any agent of the foregoing from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

Article III.
Particular Covenants of the Company

Subject to Section 1.02 and except as provided in this Article III, the provisions of Article IV of the Base Indenture, as supplemented by the provisions of this Fifth Supplemental Indenture, shall apply to the Notes.

Section 3.01      Payment of Principal and Interest; Method of Payment. This Section 3.01 shall, with respect to the Notes, replace Section 4.01 of the Base Indenture in its entirety.

The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

(a)            The Notes will bear interest at a rate of 9.00% per year. Interest on the Notes will accrue from and including the initial date of issuance, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable quarterly in arrears on each Interest Payment Date beginning September 1, 2024 (or such other date as may be set forth in the certificate representing the applicable Note).

(b)            Interest will be paid to the person in whose name a Note is registered at the Close of Business on February 15, May 15, August 15 or November 15, as the case may be (the “Regular Record Date”), immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

(c)            The Company will pay the principal of certificated Notes at the office or agency designated by the Company. The Company has initially designated a Corporate Trust Office of the Trustee as its Paying Agent and Registrar as a place where Notes may be presented for payment for or registration of transfer. The Company will pay any interest on any certificated Note to the Holder of such Note (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company shall pay the principal of, and interest on Global Notes in immediately available funds to the Depositary.

Section 3.02      Provisions as to Paying Agent.

(a)            If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.02 that such Paying Agent will:

(i)            comply with the duties applicable to a paying agent under the TIA; and

(ii)            during the continuance of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company shall, on or before each due date of the principal of (excluding any Repurchase Price with respect to), or interest on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)            If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

(c)            Anything in this Section 3.02 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.02, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)            Anything in this Section 3.02 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.02 is subject to Section 8.05 of the Base Indenture.

(e)            The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 3.03      SEC Filings and Reports. This Section 3.03 shall, with respect to the Notes, replace Section 4.02 of the Base Indenture in its entirety.

The Company, pursuant to Section 314(a) of the TIA, shall: (1) deliver to the Trustee, within 15 days after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall deliver to the Trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Documents filed by the Company pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 3.03.

Section 3.04      Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 6.02, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 3.05      Duty to Review. The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee pursuant to Section 3.03 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture, or participate in any conference calls.

Article IV.
Repurchase at Option of the Holder

Section 4.01      Repurchase at the Option of the Holder Upon a Change of Control Repurchase Event.

(a)            If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Section 5.01, the Company will make an offer to each Holder of the Notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof or in units, each unit representing $25) of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the Repurchase Price Payment Date, unless such Repurchase Price Payment Date falls after a Regular Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date, in which case (x) the Company will pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on such Regular Record Date; and (y) the Repurchase Price will not include such accrued and unpaid interest.

Repurchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:

(i)            if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Note or, if the Notes are Global Notes, a notice that complies with the Applicable Procedures, prior to the Close of Business on the date specified in the Repurchase Right Notice delivered in connection with such Change of Control Repurchase Event, subject to extension to comply with applicable law; and

(ii)            delivery or book-entry transfer of the Notes (together with all necessary endorsements) to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Repurchase Notice and prior to the Close of Business on the date specified in the Repurchase Right Notice, subject to extension to comply with applicable law, at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Repurchase Notice shall state:

(A)            if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)            the portion of the principal amount of Notes to be repurchased, which must be integral multiples of $25 with a minimum of $25 or in units, each unit representing $25; and

(C)            that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with the Applicable Procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder in accordance with Section 4.01(d).

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 4.01.

Any certificated Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such certificated Note without service charge, a new certificated Note or new certificated Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the certificated Note so surrendered.

(b)            Within thirty (30) days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will give notice (the “Repurchase Right Notice”) to each Holder of Notes, with a written copy to the Trustee and the Paying Agent. Such Repurchase Right Notice will state:

(i)            a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)            that the Change of Control Offer is being made pursuant to this Article IV;

(iii)            the Repurchase Price and the date on which the Repurchase Price will be paid, which date will be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date the Repurchase Right Notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(iv)            if the Repurchase Right Notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Repurchase Price Payment Date.

At the Company’s request accompanied by an Officer’s Certificate, upon at least five (5) Business Days’ notice (or such shorter period as shall be satisfactory to the Trustee), the Trustee shall deliver such notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

(c)            A Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Repurchase Right Notice at any time prior to the Close of Business on the date specified in the Repurchase Right Notice, specifying:

(i)            the principal amount of the withdrawn Notes, which must be integral multiples of $25 with a minimum of $25 or in units, each unit representing $25;

(ii)            if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii)            the principal amount, if any, of such Note that remains subject to the original Repurchase Notice, which portion must be in principal amounts of integral multiples of $25 with a minimum of $25 or in units, each unit representing $25;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

(d)            On the Repurchase Price Payment Date, the Company will, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)            deposit prior to 11:00 a.m., New York City time, on such date with the Paying Agent an amount equal to the Repurchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased.

(e)            Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Repurchase Date, as applicable, falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to pay the Repurchase Price on the Repurchase Date, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent, and (ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Repurchase Price and previously accrued and unpaid interest, if any, upon delivery or book-entry transfer of the Notes.

(f)            No Notes may be repurchased at the option of Holders on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Repurchase Price with respect to such Notes).

(g)            In connection with any repurchase offer upon the occurrence of a Change of Control Repurchase Event, the Company shall, if required:

(i)            comply with Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(ii)            file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(iii)            otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

in each case, so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified in this Indenture.

(h)            Notwithstanding anything to the contrary in this Article IV, the Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if:

(i)            the Company or such successor has given written notice of a redemption as provided under Section 5.02 prior to the occurrence of the Change of Control Repurchase Event; provided, that the Company has not failed to pay the Redemption Price on the Redemption Date; or

(ii)            a third party makes such an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

Article V.
Redemption; no sinking fund

Subject to Section 1.02, the provisions of Article III of the Base Indenture, as supplemented by the provisions of this Fifth Supplemental Indenture, shall apply to the Notes.

Section 5.01      Right of the Company to Redeem the Notes. Notwithstanding anything to the contrary in Article III of the Base Indenture, on or after September 1, 2026, the Company may redeem for cash all or any portion of the Notes, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”) on a Business Day (the “Redemption Date”) of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the date the related redemption notice is sent pursuant to Section 5.02; provided, however, that if the Redemption Date for a Note is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, then (x) the Company will pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Note on such Interest Payment Date to the Holder of such note at the Close of Business on such Regular Record Date; and (y) the Redemption Price will not include such accrued and unpaid interest. Notwithstanding anything to the contrary in this Section 5.01, no Notes may be redeemed on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Redemption Price with respect to such Notes).

Section 5.02      Notice of Redemption. The last sentence of Section 3.01, and the first sentence of Section 3.03, of the Base Indenture will not apply to the Notes. The Company will send to each applicable Holder notice of any redemption pursuant to Section 5.01 containing (i) the information set forth in clauses (a) through (e), inclusive, and (g) of Section 3.03 of the Base Indenture; and (ii) the following additional information: (x) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, will cease to accrue on and after the Redemption Date (except as provided in Section 5.01 with respect to a Redemption Date that is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date).

Section 5.03      No Sinking Fund. Article XI of the Base Indenture shall not apply to the Notes.

Article VI.
Remedies

Section 6.01      Events of Default.

The provisions of this Article VI shall, with respect to the Notes, supersede in its entirety Article VI of the Base Indenture.

(a)            “Event of Default,” wherever used herein, means any one of the following events:

(i)            default in the payment of any interest on any Note when it becomes due and payable and such default continues for a period of 30 days;

(ii)            default in the payment of the principal of any Note when due and payable at its Stated Maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise;

(iii)            failure by the Company to comply with its obligations under Article VII; or

(iv)            failure by the Company to issue a Repurchase Notice in accordance with Section 4.01;

(v)            failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(vi)            default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed (other than non-recourse debt) in excess of $25,000,000 in the aggregate of the Company and/or such Subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 60 days or (ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 60 days;

(vii)            a final judgment for the payment of $25,000,000 or more (excluding any amounts covered by insurance) rendered against the Company or any of its Subsidiaries, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(viii)            the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(ix)            an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.

Section 6.02      Acceleration of Maturity; Rescission and Annulment.

(a)            If an Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest on all Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall become due and payable immediately. However, upon an Event of Default arising out of Sections 6.01(a)(viii) and (ix) (except, in either case, with respect to any Significant Subsidiary), the aggregate principal amount and accrued and unpaid interest shall be due and payable immediately without notice from the Trustee or Holders.

Notwithstanding the foregoing, at the election of the Company, the sole remedy with respect to an Event of Default for the failure by the Company to comply with its obligations as set forth in Section 3.04 (any such Event of Default, a “Reporting Event of Default”) shall, for the first 365 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 185-day period on which such Reporting Event of Default is continuing beginning on, and including, the date on which such Reporting Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Reporting Event of Default is continuing beginning on, and including, the 186th day on which such Reporting Event of Default is continuing. If the Company so elects, the Additional Interest shall be payable as provided in Section 3.05. On the 366th day after such Reporting Event of Default (if the Reporting Event of Default is not cured or waived prior to such 366th day), the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately (and, for the avoidance of doubt, Additional Interest will cease to accrue). The provisions described in this Section 6.02 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default in accordance with this paragraph or the Company elected to make such payment but does not pay such Additional Interest when due, the Notes shall be immediately subject to acceleration as provided above. In no event shall Additional Interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in this paragraph, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this paragraph. With regard to any Reporting Event of Default, no Additional Interest shall accrue after such Reporting Event of Default has been cured.

(b)            If the Company elects to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of a Reporting Event of Default, the Company shall notify in writing the Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in the first paragraph of Section 6.02(a) above.

Section 6.03      Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)            default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)            default is made in the payment of the principal of any Note when due and payable at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04      Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the TIA in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of the Base Indenture.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05      Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06      Application of Money Collected. Any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:      To the payment of all amounts due the Trustee under Section 7.07 of the Base Indenture;

Second:      To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

Third:      The balance, if any, to the Company.

Section 6.07      Limitation on Suits. Subject to Section 6.08, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)            such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)            the Holders of at least 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(c)            such Holders have offered to the Trustee security or indemnity and/or security satisfactory to it against the loss, liability or expense to be incurred in compliance with such request;

(d)            the Trustee has not complied with such request for 60 days after its receipt of such notice and offer of security or indemnity; and

(e)            the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, inconsistent with such written request within such 60-day period, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.08      Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note when due and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.12      Control by Holders. The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)            such direction shall not be in conflict with any rule of law or with this Indenture and shall not be unduly prejudicial to the rights of any other Holder or result in personal liability to the Trustee (provided, however, that the Trustee shall not have an affirmative duty to determine whether any direction is unduly prejudicial to any other Holder), and

(b)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture;

and provided, further that, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense.

Section 6.13      Waiver of Past Defaults and Rescission. The Holders of a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes:

(a)            waive any existing Default or Event of Default hereunder and its consequences, except a Default in the payment of the principal of or accrued and unpaid interest on any Note that remains uncured, and

(b)            at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, rescind and annul any such declaration of acceleration with respect to the Notes and its consequences, if:

(i)            such rescission will not conflict with any judgment or decree of a court of competent jurisdiction, and

(ii)            all existing Events of Default (other than nonpayment of the principal of or accrued and unpaid interest on any Note) have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the TIA; provided, that neither this Section nor the TIA shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, to any suit by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes or for the enforcement of the payment of the principal of or interest on any Note on or after the maturity of such Note, including the Stated Maturity expressed in such Note.

Section 6.15      Notice of Default. The provisions of this Section 6.15 shall, with respect to the Notes, supersede in its entirety the second paragraph of Section 4.03 of the Base Indenture.

The Company shall deliver to the Trustee, within 30 days after the occurrence of any events that constitute a Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, the status such events and what action the Company is taking or proposes to take with respect thereof. For purposes of the Notes, the term “mail” in the first sentence of Section 7.05 of the Base Indenture will be deemed to be replaced with the term “send.”

Section 6.16      Interest on Overdue Payments. Payments of any Repurchase Price, Redemption Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Article VII.
Successors

This Article VII shall, with respect to the Notes, replace Article V of the Base Indenture in its entirety.

Section 7.01      When the Company May Merge, Etc.

(a)            Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another person (a “Business Combination Event”), unless:

(i)            the resulting, surviving or transferee person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 9.01(c) of the Base Indenture) all of the Company’s obligations under the Indenture and the Notes; and

(ii)            immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(b)            Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. At or before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 7.01(a); and (ii) all conditions precedent to such Business Combination Event provided in the Indenture have been satisfied.

Notwithstanding the above, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 7.02      Successor Entity Substituted. At the effective time of any Business Combination Event that complies with Section 7.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in the Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under the Indenture and the Notes.

Article VIII.
Satisfaction and Discharge

Section 8.01      Satisfaction and Discharge of Indenture.

(a)            Subject to this Article VIII, the provisions of Article VIII of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.

(b)            Sections 8.01, 8.03 and 8.04 of the Base Indenture shall not apply to the Notes. For the avoidance of doubt, Section 8.02 of the Base Indenture shall apply to the cash deposited with the Trustee pursuant to Section 8.01(c) and all money deposited with the Trustee pursuant to Section 8.01(c).

(c)            When (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash sufficient to pay at the Stated Maturity or upon any Repurchase Price Payment Date or Redemption Date with respect to, all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such Stated Maturity, Repurchase Price Payment Date or Redemption Date, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (A) remaining rights of registration of transfer, substitution and exchange of Notes, (B) rights hereunder of Holders to receive payments of principal of and interest on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (C) the rights, obligations, indemnities and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the reasonable cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 of the Base Indenture, and if money shall have been deposited with the Trustee pursuant to this Section 8.01(c), the provisions of Sections 2.04, 2.07, 2.08, 8.02 and 8.05 of the Base Indenture shall survive.

Article IX.
Supplemental Indentures

Section 9.01      Supplemental Indentures. Subject to Section 1.02, the provisions of Article IX of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.

Any Notes held by the Company or any of its Affiliates shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the Holders of the requisite aggregate principal amount of the outstanding Notes have consented to a modification, amendment or waiver of the terms of the Indenture.

Section 9.02      Supplemental Indentures Without Consent of Holders. This Section 9.02 shall, with respect to the Notes, supersede Section 9.01 of the Base Indenture in its entirety.

Without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee and the Company and/or amend the Notes, for any of the following purposes:

(a)            to cure any ambiguity, omission, defect or inconsistency; including to eliminate any conflict with the terms of the TIA;

(b)            to provide for the assumption of the Company’s obligations under this Indenture by a successor pursuant to Article VII;

(c)            to provide any security for or add guarantees with respect to the Notes;

(d)            to secure the Notes;

(e)            to issue Additional Notes pursuant to Section 2.03;

(f)            to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(g)            to make any other change that does not adversely affect in any material respect the rights of any Holder of outstanding Notes (other than any Holder that consents to such change);

(h)            to comply with any requirement of the SEC in connection with any qualification of this Indenture under the TIA;

(i)            to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Company’s preliminary prospectus supplement dated June 13, 2024 relating to the offering of the Notes as supplemented by the Company’s free writing prospectus dated June 13, 2024 relating thereto;

(j)            to evidence or provide for the acceptance of the appointment of a successor Trustee; or

(k)            to comply with the Applicable Procedures of the Depositary.

Section 9.03      Supplemental Indentures with Consent of Holders. This Section 9.03 shall, with respect to the Notes, supersede Sections 9.02 and 9.03 of the Base Indenture in their entirety. With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, of modifying in any manner the rights of the Holders under this Indenture or waiving any past Default or compliance with any provisions of this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(a)            reduce the amount of the Notes the Holders of which must consent to a supplement to this Indenture;

(b)            reduce the rate, or extend the stated time for payment, of interest (other than Additional Interest) on any Note;

(c)            reduce the principal, or extend the Stated Maturity, of any Note;

(d)            reduce any Redemption Price or Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes, the Company’s right to redeem the Notes or its obligation to repurchase the Notes in connection with a Change of Control Repurchase Event, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(e)            change the place or currency of payment of principal or interest in respect of any Note;

(f)            impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(g)            adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(h)            make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions if such change adversely affects the rights of the Holders of the Notes.

It shall not be necessary for any Act or consent of Holders under this Section 9.03 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 9.04      Notices of Supplemental Indentures. After a supplement under this Article IX becomes effective, the Company will send to the Holders a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Article X.
Miscellaneous

Section 10.01      Notices. This Section 10.01 shall, with respect to the Notes, replace Section 10.01 of the Base Indenture in its entirety.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

if to the Company:

Redwood Trust, Inc.

One Belvedere Place, Suite 300

Mill Valley, CA 94941

Attention: Corporate Secretary

Telephone: (415) 389-7373

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

Attention: Julian Kleindorfer, Esq.; Lewis Kneib, Esq.; Ross McAloon, Esq.

Telephone: (213) 485-1234

if to the Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Redwood Trust, Inc. Administrator

Telephone: (302) 636-6398

Notwithstanding anything to the contrary in the preceding paragraph, notices to the Trustee or any agent must be in writing and will be deemed to have been given upon actual receipt by the Trustee or such agent, as applicable.

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

The Trustee will not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) will be deemed original signatures for all purposes. Any person that uses electronic signatures or electronic methods to send communications to the Trustee assumes all risks arising out of such use, including the risk of the Trustee acting on an unauthorized communication and the risk of interception or misuse by third parties. Notwithstanding anything to the contrary in this paragraph, the Trustee may, in any instance and in its sole discretion, require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to the Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Applicable Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee and at the expense of the Company, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Applicable Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in the Indenture or the Notes, (i) whenever any provision of the Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same person acting in different capacities; and (ii) whenever any provision of the Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same person acting in different capacities, then only one such notice need be sent to such person.

Section 10.02      Executed in Counterparts; Electronic Signatures. This Section 10.02 shall, with respect to the Notes, replace Section 10.09 of the Base Indenture in its entirety.

This Fifth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

Unless otherwise provided herein or in any other Notes, the words “execute”, “execution”, “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Fifth Supplemental Indenture, any Notes or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 10.03      Governing Law; Waiver of Jury; Consent to Jurisdiction . This Section 10.03 shall, with respect to the Notes, replace Section 10.10 of the Base Indenture in its entirety.

THIS INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

THE COMPANY, THE TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES) EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 10.04      Calculations in Respect of Notes. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for hereunder and under the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of such Holder.

Section 10.05      No Representations or Warranties by the Trustee. The Trustee makes no representations or warranties with respect to the validity or sufficiency of this Fifth Supplemental Indenture.

Section 10.06      Payments on Business Days Only. This Section shall, with respect to the Notes, replace the last sentence of Section 10.07 of the Base Indenture in its entirety.

If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest will accrue for such intervening period. If the Stated Maturity falls on a day that is not a Business Day, the required payment of interest and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for such intervening period.

Section 10.07      Force Majeure. This Section 10.07 shall, with respect to the Notes, replace Section 10.17 of the Base Indenture in its entirety.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, earthquakes, fires, floods, strikes, work stoppages, labor disputes, acts of civil or military or governmental actions, accidents, acts of war or terrorism, civil or military disturbances, sabotage, riots, interruptions, nuclear or natural catastrophes, pandemics, epidemics or other public health emergencies, or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, it being understood that the Trustee shall use its best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.08      U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

Redwood Trust, Inc.

By:	/s/ Dashiell Robinson
Name: Dashiell Robinson
Title: President
[Signature Page to the Fifth Supplemental Indenture]

In Witness Whereof, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

Wilmington Trust, National Association,
as Trustee

By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Authorized Signatory

[Signature Page to the Fifth Supplemental Indenture]

Exhibit A

[FORM OF FACE OF NOTE]

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

1 This legend is to be included only if the Note is a Global Note.

Redwood Trust, Inc.

9.00% Senior Notes due 2029

No.	[__]	[Initially][2] U.S. $[__] ([__] units, each unit representing $25)

[CUSIP:      [__]]

[ISIN:      [__]]

Redwood Trust, Inc., a corporation duly incorporated and validly existing under the laws of the State of Maryland (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [__] U.S. Dollars ($[__]) ([__] units, each unit representing $25) [(which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture)]2 on September 1, 2029.

The original issue date of this Note is [__].

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Note shall be governed by, and construed under, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

2 Insert only if the Note is a Global Note.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Redwood Trust, Inc.

By:
Name:
Title:

Date:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION

Wilmington Trust, National
Association, as Trustee, certifies that this
is one of the Notes described in the within-
mentioned Indenture.

By:
Name:
Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF NOTE]

Redwood Trust, Inc.

9.00% Senior Notes due September 1, 2029

This Note is one of a duly authorized issue of 9.00% Senior Notes due 2029 (the “Notes”) of the Company issued under an indenture, dated as of March 6, 2013 (as amended, modified and supplemented by the fifth supplemental indenture, dated as of June 18, 2024 (the “Fifth Supplemental Indenture”), the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

This Note shall bear interest at a rate of 9.00% per annum on the principal amount. Interest on this Note shall accrue from the original date of issuance or from the most recent date to which interest has been paid or duly provided for, as the case may be. Interest will be due and payable quarterly, in arrears, on each March 1, June 1, September 1 and December 1, beginning on [date], to the person in whose name a Note is registered at the Close of Business on the immediately preceding February 15, May 15, August 15 and November 15, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest will cease to accrue on the Notes upon payment of the Notes in full at Stated Maturity or repurchase by the Company at the option of the Holder upon the occurrence of a Change of Control Repurchase Event.

2.	Method of Payment.

Payment of the principal of the Notes shall be made at the office or agency of the Paying Agent and Registrar designated by the Company in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in accordance with Section 3.01(c) of the Fifth Supplemental Indenture.

3.	Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Company may change the Paying Agent and Registrar without prior notice to the Holders of the Notes. The Company or any Affiliate of the Company may act as Paying Agent or Registrar.

4.	Ranking; No Limitation on Debt Incurrence.

The Notes are general unsecured senior obligations of the Company. The Indenture does not limit the ability of the Company to incur other debt, secured or unsecured.

5.	Repurchase by the Company at the Option of the Holder Upon a Change of Control Repurchase Event.

Subject to the terms and conditions of the Indenture, if a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Section 5.01 of the Fifth Supplemental Indenture, the Company will make an offer to each Holder of the Notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof or in units, each unit representing $25) of that Holder’s Notes at the Repurchase Price.

To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the date specified in the Repurchase Right Notice, and shall deliver the Notes to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw (in whole or in part) any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

6.	Redemption.

The Notes will be subject to redemption at the Company’s option only as provided in Article V of the Fifth Supplemental Indenture.

7.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without interest coupons, in denominations of $25 principal amount and integral multiples of $25 in excess thereof or in units, each unit representing $25. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

9.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Notes or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing Default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived, except in certain circumstances described in the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes in the circumstances set forth in the Indenture.

10.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Notes then outstanding, plus accrued and unpaid interest, may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Notes plus accrued and unpaid interest shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

11.	Authentication.

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

12.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

13.	Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

This Note shall be governed by, and construed under, the laws of the State of New York.

SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, purchases or repurchases of a part of this Global Note have been made:

Date of Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian	Decrease in Principal Amount of this Global Note	Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase

3 This schedule is to be included only if the Note is a Global Note.

ASSIGNMENT FORM

If you want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _________________            Signed:________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: _______________________________________________________

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, as amended.

FORM OF REPURCHASE NOTICE

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Redwood Trust, Inc. Administrator

Telephone: (302) 636-6398

Fax: (302) 636-4145

Re:	Redwood Trust, Inc. (the “Company”)
9.00% Senior Notes due 2029

This is a Repurchase Notice as defined in Section 4.01(a) of the Fifth Supplemental Indenture, dated as of June 18, 2024, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Fifth Supplemental Indenture,” and the Base Indenture, dated as of March 6, 2013, between the Company and the Trustee, as amended, modified and supplemented by the Fifth Supplemental Indenture, the “Indenture”). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Notes: ________________________

I intend to deliver the following aggregate principal amount of Notes for repurchase by the Company pursuant to Article IV of the Fifth Supplemental Indenture (integral multiples of $25 with a minimum of $25 or in units, each unit representing $25):

$_____________________

I hereby agree that the Notes will be repurchased on the Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture.

Signed: